Exhibit 99.1

Marin Software Announces First Quarter 2016 Financial Results

•	Reported first quarter Adjusted EBITDA of $1.4 million, an increase of $5.2 million, as compared to ($3.8) million in the first quarter of 2015
•	Reported first quarter net revenues of $27.2 million, up 3% year-over-year
•	Reported first quarter operating cash flows of $0.7 million, as compared to ($3.8) million in the first quarter of 2015

San Francisco, CA (May 5, 2016) – Marin Software Incorporated (NYSE: MRIN), a leading cross-channel, cross-device performance advertising cloud provider for advertisers and agencies, today announced financial results for the first quarter ended March 31, 2016.

“Our first quarter results demonstrated strong annual improvement in our gross margins and over $1.4 million in Adjusted EBITDA,” said David A. Yovanno, chief executive officer of Marin Software. “With the migration of our social application to the new technology platform complete, we are actively rolling out many new and innovative product enhancements for our customers. We will continue to manage our business with discipline during the migration of our search application, and remain committed to delivering positive Adjusted EBITDA for the year. The investments we are making will enable us to capitalize on the dynamic trends in digital advertising, extend our market leadership, and fuel our longer-term growth.”

First Quarter 2016 Financial Highlights:

•	Net revenues totaled $27.2 million, a year-over-year increase of 3%, when compared to $26.4 million in the first quarter of 2015.
•

GAAP gross profit was $18.0 million, resulting in a gross margin of 66%, compared to GAAP gross profit of $16.7 million during the first quarter of 2015. Non-GAAP gross profit was $19.4 million, resulting in a non-GAAP gross margin of 71%, compared to non-GAAP gross profit of $17.7 million during the first quarter of 2015.

•

GAAP income from operations was ($4.1) million, compared to ($9.7) million for the first quarter of 2015. GAAP operating margin was (15%), compared to (37%) during the first quarter of 2015. Non-GAAP income from operations was ($0.2) million, compared to ($5.4) million for the first quarter of 2015. Non-GAAP operating margin was (1%), compared to (20%) during the first quarter of 2015.

•

GAAP net income was ($4.4) million, or ($0.12) per share, based on 37.8 million weighted average shares outstanding. This compares to ($9.7) million, or ($0.27) per share, based upon 35.7 million weighted average shares outstanding during the first quarter of 2015. Non-GAAP net income was ($0.6) million, or ($0.01) per share, based upon 37.8 million weighted average shares outstanding. This compares to ($5.4) million, or ($0.15) per share, based on 35.7 million weighted average shares outstanding during the first quarter of 2015.

•	Adjusted EBITDA was $1.4 million, compared to ($3.8) million in the first quarter of 2015.
•	As of March 31, 2016, cash and cash equivalents totaled $36.2 million, compared to $37.3 million as of December 31, 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading "Non-GAAP Financial Measures."

First Quarter 2016 Product Release Highlights

•	Enhanced support for Facebook’s Reach and Frequency product to help social advertisers better control the delivery, cost, and reach of their brand campaigns.
•	Launched support for Google's Mobile App Extensions for better management and measurement of mobile app installs and engagement campaigns.
•

Developed an assisted conversions measurement tool that enables display advertisers to distinguish the return on advertising spend between prospecting and retargeting campaigns and better understand how views and clicks of campaigns assist in subsequent campaigns that drive final conversion.

•

Released Estimated Clear Price Bidding, a new display bidding strategy that uses historical ad auction data to establish a value for a bid that is likely to win an impression for a given publisher with a particular ad format.

•

Announced certified integration with Sizmek SEM Connect, to allow advertisers to create and manage search campaigns within a single tool and build bidding rules around collected revenue data. Customers can gain an accurate, de-duplicated view of their search campaigns’ performance and true return on investment.

Financial Outlook:

As of May 5, 2016, Marin is initiating guidance for its second quarter 2016 as follows:

Forward-Looking Guidance
In millions, except per share data

	Range of Estimate
	From	To
Three Months Ending June 30, 2016
Revenues, net	$25.0	$25.6
Non-GAAP income (loss) from operations	$(2.9)	$(2.3)
Non-GAAP net income (loss) per share	$(0.08)	$(0.06)
Weighted-average shares outstanding	38.3

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, amortization of intangible assets, noncash expenses related to warrants, non-recurring costs associated with acquisitions and restructurings, and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended March 31, 2016, and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally with reference to the company name and conference title.  A live webcast of the conference call will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. Eastern Time on May 12, 2016, a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13635463.

About Marin Software

Marin Software Incorporated (NYSE:MRIN) provides a leading cross-channel, cross-device performance advertising cloud for advertisers and agencies to measure, manage and optimize more than $7.8 billion in annualized ad spend across the web and mobile devices. Offering an integrated SaaS ad management platform for search, social, and display advertising, Marin helps digital marketers improve financial performance, save time, and make better decisions. Advertisers use Marin to create, target, and convert precise audiences based on recent buying signals from users’ search, social, and display interactions. Headquartered in San Francisco with offices in eight countries, Marin’s technology powers marketing campaigns around the globe. For more information about Marin’s products, please visit:  http://www.marinsoftware.com.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the amortization of intangible assets, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, the amortization of internally developed software and the non-recurring costs associated with acquisitions and restructurings. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Adjusted EBITDA. Marin defines Adjusted EBITDA as net income (loss), adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the amortization of intangible assets, the capitalization of internally developed software, interest expense, net, the benefit from or provision for income taxes, other income or expenses, net and the non-recurring costs associated with acquisitions and restructurings. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance and for bonus compensation purposes, because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Non-GAAP constant currency revenues and growth. Marin defines non-GAAP constant currency revenues as total revenues excluding the impact of foreign exchange rate movements, and uses it to determine the constant currency revenue growth on a year-over-year basis. Non-GAAP constant currency revenues are calculated by translating current quarter or year-to-date revenues using the average prior period exchange rates. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter and year-to-date revenues over prior period revenues, where current quarter and year-to-date international revenues are translated using prior period exchange rates. The Company considers non-GAAP constant currency revenues and growth as useful metrics as they facilitate management's internal comparison to historical performance, because they exclude the effects of foreign currency volatility that are not indicative of the Company’s operating results.  Marin believes they provide useful supplemental information to investors about the financial performance of the business, enable a comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating the business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, benefits of investment in Marin’s software platform, progress on product development efforts, position in the industry, product capabilities and adjusted EBITDA projections and other future financial results, including its outlook for the second quarter of 2016. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to grow sales to new and existing customers; our ability to expand our sales and marketing capabilities; our ability to retain and attract qualified management and technical personnel; delays in the release of updates to our product platform or new features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenue, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; adverse changes in our relationships with and access to publishers and advertising agencies; level of usage and advertising spend managed on our platform; our ability to expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and the ability to acquire and integrate other businesses, including our acquisitions of Perfect Audience and SocialMoov. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of May 5, 2016. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Jason Starr

Investor Relations, Marin Software

415-906-8179

ir@marinsoftware.com

Media Contact:

John McNulty

Marketing, Marin Software

415-906-8165

press@marinsoftware.com

Marin Software Inc.
Condensed Consolidated Balance Sheets
(On a GAAP basis)

	March 31,	December 31,
(Unaudited; in thousands, except par value)	2016	2015
Assets
Current assets
Cash and cash equivalents	$36,237	$37,326
Accounts receivable, net	23,858	21,718
Prepaid expenses and other current assets	4,208	4,186
Total current assets	64,303	63,230
Property and equipment, net	21,234	21,817
Goodwill	19,578	19,417
Intangible assets, net	9,579	10,405
Other noncurrent assets	1,334	1,323
Total assets	$116,028	$116,192
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,376	$1,710
Accrued expenses and other current liabilities	12,071	11,185
Deferred revenues	1,544	1,430
Current portion of long-term debt	881	1,384
Total current liabilities	15,872	15,709
Long-term debt, less current portion	1,421	1,557
Other long-term liabilities	4,624	4,795
Total liabilities	21,917	22,061
Stockholders’ equity
Common stock, $0.001 par value	38	37
Additional paid-in capital	279,571	275,604
Accumulated deficit	(184,146)	(179,733)
Accumulated other comprehensive loss	(1,352)	(1,777)
Total stockholders’ equity	94,111	94,131
Total liabilities and stockholders’ equity	$116,028	$116,192

Marin Software Inc.
Condensed Consolidated Statements of Operations
(On a GAAP basis)

	Three Months Ended March 31,
(Unaudited; in thousands, except per share data)	2016	2015
Revenues, net	$27,188	$26,413
Cost of revenues (1) (2)	9,190	9,709
Gross profit	17,998	16,704
Operating expenses (1) (2)
Sales and marketing	9,107	12,157
Research and development	8,009	8,484
General and administrative	4,969	5,720
Total operating expenses	22,085	26,361
Income (loss) from operations	(4,087)	(9,657)
Interest income (expense), net	(18)	(11)
Other income (expenses), net	33	244
Loss before (provision for) benefit from income taxes	(4,072)	(9,424)
(Provision for) benefit from income taxes	(341)	(236)
Net income (loss)	$(4,413)	$(9,660)
Net income (loss) per common share, basic and diluted	$(0.12)	$(0.27)
Weighted-average shares outstanding, basic and diluted	37,767	35,745

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$421	$229
Sales and marketing	499	715
Research and development	2,022	1,627
General and administrative	880	924
Total	$3,822	$3,495

(2) Includes amortization of intangible assets as follows:
Cost of revenues	$271	$215
Sales and marketing	248	180
Research and development	271	216
General and administrative	36	35
Total	$826	$646

Marin Software Inc.
Condensed Consolidated Statements of Cash Flows
(On a GAAP basis)

	Three Months Ended March 31,
(Unaudited; in thousands)	2016	2015
Operating activities
Net income (loss)	$(4,413)	$(9,660)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	1,665	1,630
Amortization of internally developed software	681	542
Amortization of intangible assets	826	646
Loss on disposal of property and equipment	1	4
Unrealized foreign currency losses (gains)	7	(243)
Noncash interest expense related to warrants issued in connection with debt	7	9
Stock-based compensation related to equity awards and restricted stock	3,822	3,495
Provision for bad debts	195	100
Deferred income tax benefits	—	(80)
Excess tax benefits from stock-based award activities	—	(8)
Changes in operating assets and liabilities, net of effect of acquisitions
Accounts receivable	(2,204)	(26)
Prepaid expenses and other current assets	—	(1,215)
Other assets	(6)	552
Accounts payable	(331)	961
Deferred revenues	122	(318)
Accrued expenses and other current liabilities	323	(169)
Net cash provided by (used in) operating activities	695	(3,780)
Investing activities
Purchases of property and equipment	(267)	(2,342)
Capitalization of internally developed software	(1,493)	(827)
Payment of contingent consideration for prior acquisition	(93)	—
Acquisitions of businesses, net of cash acquired	—	(7,509)
Net cash provided by (used in) investing activities	(1,853)	(10,678)
Financing activities
Repayment of notes payable	(646)	(929)
Repurchase of unvested shares	—	(2)
Proceeds from exercise of common stock options	162	333
Proceeds from employee stock purchase plan, net	384	361
Stock issuance costs	—	(51)
Excess tax benefits from stock-based award activities	—	8
Net cash provided by (used in) financing activities	(100)	(280)
Effect of foreign exchange rate changes on cash and cash equivalents	169	(717)
Net increase (decrease) in cash and cash equivalents	(1,089)	(15,455)
Cash and cash equivalents
Beginning of period	37,326	68,253
End of period	$36,237	$52,798
Supplemental disclosure of noncash investing and financing activities
Purchases of property and equipment recorded in accounts payable and accrued expenses	$4	$1,027
Issuance of common stock in connection with acquisition of businesses	—	4,337

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Expenses (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2015	2015	2015	2015	2015	2016
Sales and Marketing (GAAP)	$12,157	$13,064	$10,835	$9,076	$45,132	$9,107
Less Stock-based compensation	(715)	(954)	(435)	(433)	(2,537)	(499)
Less Amortization of intangible assets	(180)	(247)	(247)	(247)	(921)	(248)
Less Restructuring related expenses	—	—	(659)	(59)	(718)	—
Sales and Marketing (Non-GAAP)	$11,262	$11,863	$9,494	$8,337	$40,956	$8,360
Research and Development (GAAP)	$8,484	$9,194	$8,162	$7,478	$33,318	$8,009
Less Stock-based compensation	(1,627)	(2,340)	(1,864)	(1,687)	(7,518)	(2,022)
Less Amortization of intangible assets	(216)	(276)	(271)	(271)	(1,034)	(271)
Less Restructuring related expenses	—	—	(53)	—	(53)	—
Plus Capitalization of internally developed software	827	1,597	1,683	1,461	5,568	1,493
Research and Development (Non-GAAP)	$7,468	$8,175	$7,657	$6,981	$30,281	$7,209
General and Administrative (GAAP)	$5,720	$5,655	$5,882	$5,134	$22,391	$4,969
Less Stock-based compensation	(924)	(1,323)	(1,058)	(1,088)	(4,393)	(880)
Less Amortization of intangible assets	(35)	(37)	(37)	(37)	(146)	(36)
Less Acquisition related expenses	(408)	(128)	(68)	(9)	(613)	(9)
Less Restructuring related expenses	—	—	(264)	(6)	(270)	—
General and Administrative (Non-GAAP)	$4,353	$4,167	$4,455	$3,994	$16,969	$4,044

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Reconciliation of GAAP to Non-GAAP Measures (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2015	2015	2015	2015	2015	2016
Gross Profit (GAAP)	$16,704	$16,176	$15,952	$19,561	$68,393	$17,998
Plus Stock-based compensation	229	322	249	371	1,171	421
Plus Amortization of internally developed software	542	625	683	700	2,550	681
Plus Amortization of intangible assets	215	276	271	271	1,033	271
Plus Restructuring related expenses	—	—	105	68	173	—
Gross Profit (Non-GAAP)	$17,690	$17,399	$17,260	$20,971	$73,320	$19,371
Operating Income (Loss) (GAAP)	$(9,657)	$(11,737)	$(8,927)	$(2,127)	$(32,448)	$(4,087)
Plus Stock-based compensation	3,495	4,939	3,606	3,579	15,619	3,822
Plus Amortization of internally developed software	542	625	683	700	2,550	681
Plus Amortization of intangible assets	646	836	826	826	3,134	826
Plus Acquisition related expenses	408	128	68	9	613	9
Plus Restructuring related expenses	—	—	1,081	133	1,214	—
Less Capitalization of internally developed software	(827)	(1,597)	(1,683)	(1,461)	(5,568)	(1,493)
Operating Income (Loss) (Non-GAAP)	$(5,393)	$(6,806)	$(4,346)	$1,659	$(14,886)	$(242)
Net Income (Loss) (GAAP)	$(9,660)	$(12,047)	$(9,504)	$(2,138)	$(33,349)	$(4,413)
Plus Stock-based compensation	3,495	4,939	3,606	3,579	15,619	3,822
Plus Amortization of internally developed software	542	625	683	700	2,550	681
Plus Amortization of intangible assets	646	836	826	826	3,134	826
Plus Noncash expenses related to warrants	9	8	19	6	42	7
Plus Acquisition related expenses	408	128	68	9	613	9
Plus Restructuring related expenses	—	—	1,081	133	1,214	—
Less Capitalization of internally developed software	(827)	(1,597)	(1,683)	(1,461)	(5,568)	(1,493)
Net Income (Loss) (Non-GAAP)	$(5,387)	$(7,108)	$(4,904)	$1,654	$(15,745)	$(561)

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.

Marin Software Inc.
Calculation of Non-GAAP Earnings Per Share (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands, except per share data)	2015	2015	2015	2015	2015	2016
Net Income (Loss) (Non-GAAP)	$(5,387)	$(7,108)	$(4,904)	$1,654	$(15,745)	$(561)
Weighted-average shares outstanding, basic and diluted	35,745	36,389	36,953	37,212	36,580	37,767
Non-GAAP net income (loss) per common share, basic and diluted	$(0.15)	$(0.20)	$(0.13)	$0.04	$(0.43)	$(0.01)

Marin Software Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (1)

	Three Months Ended				Year Ended	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	December 31,	March 31,
(Unaudited; in thousands)	2015	2015	2015	2015	2015	2016
Net Income (Loss)	$(9,660)	$(12,047)	$(9,504)	$(2,138)	$(33,349)	$(4,413)
Depreciation	1,630	1,675	1,861	1,827	6,993	1,665
Amortization of internally developed software	542	625	683	700	2,550	681
Amortization of intangible assets	646	836	826	826	3,134	826
Interest expense, net	11	8	63	36	118	18
Provision for (benefit from) income taxes	236	138	300	331	1,005	341
EBITDA	$(6,595)	$(8,765)	$(5,771)	$1,582	$(19,549)	$(882)
Stock-based compensation	3,495	4,939	3,606	3,579	15,619	3,822
Capitalization of internally developed software	(827)	(1,597)	(1,683)	(1,461)	(5,568)	(1,493)
Acquisition related expenses	408	128	68	9	613	9
Restructuring related expenses	—	—	1,081	133	1,214	—
Other (income) expenses, net	(244)	164	214	(356)	(222)	(33)
Adjusted EBITDA	$(3,763)	$(5,131)	$(2,485)	$3,486	$(7,893)	$1,423

(1)	The sum of the quarterly financial information may vary from full year financial information due to rounding.